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                                                                  Exhibit 10.00

                                                                   [FINOVA LOGO]
                                                            FINANCIAL INNOVATORS







                          LOAN AND SECURITY AGREEMENT

                             HMI INDUSTRIES INC.
                              -------------------
                                    Borrower


                              3631 Perkins Avenue
                             Cleveland, Ohio 44144
                             ---------------------
                                    Address
                                   36-1202810
                                   ----------
                            Borrower Fed ID Tax No.



                                   $3,500,000
                                   ----------
                                  Credit Limit


                                  May 12, 1999
                                  ------------
                                      Date

================================================================================

                             FINOVA BUSINESS CREDIT
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LOAN AND SECURITY AGREEMENT dated May 12, 1999, between HMI INDUSTRIES INC., a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at 3631 Perkins Avenue, Cleveland Ohio 44144, ("BORROWER"), and FINOVA CAPITAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware, qualified to do business in the state of New York, having its principal place of business at 111 West 40th Street, New York, New York 10018 (hereinafter called "FINOVA").


1. DEFINITIONS. All capitalized terms used in this Agreement are defined either in this Agreement, in the attached Loan Schedule, or in the attached Definition Schedule. The Loan Schedule and Definition Schedule are integral parts of this Agreement and all references to "herein", "herewith" and words of similar import shall for all purposes be deemed to include the Schedules.

2. LOANS; INTEREST RATE AND OTHER CHARGES.

   (a), LOANS. Whenever the Borrower makes a request, FINOVA shall make loans or extend credit to or for the Borrower; but FINOVA shall not be obligated to make loans or extend credit beyond the Total Facility set forth in the Loan Schedule ("TOTAL FACILITY"), and subject to deduction of any loan reserves ("LOAN RESERVES"), FINOVA deems proper from time to time in its Permitted Discretion, and less amounts FINOVA may be obligated to pay in the future on behalf of Borrower. Advances under the Total Facility ("LOANS" and individually, a "LOAN") shall be comprised of the amounts shown on the Loan Schedule.

   (b) INTEREST AND FEES; PRINCIPAL PAYMENTS. The Borrower shall pay FINOVA the interest and fees set forth on the Loan Schedule, but only to the maximum extent permitted by applicable law. Except where evidenced by notes or other instruments issued or made by Borrower to FINOVA specifically containing payment provisions which are in conflict with this Section (in which event the conflicting provisions of such notes or other instruments shall govern and control), that portion of the Obligations consisting of principal payable on account of Loans shall be payable by Borrower to FINOVA immediately upon the earliest of (i) the receipt by FINOVA or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which FINOVA elects to accelerate the maturity and payment of such loans, or (iii) any termination of this Agreement; PROVIDED, HOWEVER, that any Overadvance or Overline shall be payable on demand. Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any other Loan Document, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

   (c) OVERLINES; OVERADVANCES. If at any time or for any reason the outstanding amount of advances extended or issued pursuant hereto exceeds any of the dollar limitations ("OVERLINE") or percentage limitations ("OVERADVANCE") in the Loan Schedule, then Borrower shall, upon FINOVA's demand, immediately pay to FINOVA, in cash, the full amount of such Overline or Overadvance which, at FINOVA's option, may be applied to reduce the outstanding principal balance of the Loans or any other Obligations. Without limiting Borrower's obligation to repay to FINOVA on demand the amount of any Overline or Overadvance, Borrower agrees to pay FINOVA interest on the outstanding principal amount of any Overline or Overadvance, on demand, at the rate set forth on the Loan Schedule and applicable to the Revolving Credit Loans.

   (d) COLLECTIONS. Until FINOVA notifies Borrower to the contrary, Borrower may make collection of all Receivables for FINOVA and shall receive all such payments or sums as trustee of FINOVA and immediately deliver all such payments or sums to FINOVA in their original form, duly endorsed in blank or cause the same to be deposited into a Blocked Account or Dominion Account. FINOVA or its designee may, at any time, notify account debtors that the Receivables have been assigned to FINOVA and of FINOVA's security interest therein, and may collect the Receivables directly and charge the collection costs and expenses to Borrower's loan account. Borrower agrees that in computing the charges under this Agreement, all items of payment shall be deemed applied by FINOVA on account of the Obligations two (2), business days after receipt by FINOVA of good funds which have been finally credited to FINOVA's account, whether such funds are received directly from Borrower or from the Blocked Account bank or the Dominion Account bank, pursuant to this Agreement, and this provision shall apply regardless of the amount of the Obligations outstanding or whether any Obligations are outstanding; provided, that if any such good funds are received after 12:00 p.m. noon New York time on any business day or at any time on any day not constituting a business day, such funds shall be deemed received on the immediately following business day. (The two (2) day time period referenced to in the preceding sentence shall be reduced by one half day if FINOVA determines that Borrower's after tax net income for the fiscal year ending September 30


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is at least $1,239,000. FINOVA is not, however, required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to FINOVA in its Permitted Discretion and FINOVA may charge Borrower's loan account for the amount of any item of payment which is returned to FINOVA unpaid.

   (e) ESTABLISHMENT OF A LOCKBOX ACCOUNT OR DOMINION ACCOUNT. Unless Borrower shall be otherwise directed by FINOVA in writing, Borrower shall cause all proceeds of Collateral to be deposited into a lockbox account, or such other "blocked account" as FINOVA may require (each, a "BLOCKED ACCOUNT") pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to FINOVA which proceeds, unless otherwise provided herein, shall be applied in payment of the Obligations in such order as FINOVA determines in its sole discretion. Borrower shall issue to any such bank an irrevocable letter of instruction directing said bank to transfer such funds so deposited to FINOVA, either to any account maintained by FINOVA at said bank or by wire transfer to appropriate account(s) of FINOVA. All funds deposited in a Blocked Account shall immediately become the sole property of FINOVA and Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. FINOVA assumes no responsibility for any Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, FINOVA may establish depository accounts in the name of FINOVA at a bank or banks for the deposit of such funds (each, a "DOMINION ACCOUNT") and Borrower shall deposit all proceeds of Receivables and all cash proceeds of any sale of Inventory or, to the extent permitted herein, Equipment or cause same to be deposited, in kind, in such Dominion Accounts of FINOVA in lieu of depositing same to Blocked Accounts, and, unless otherwise provided herein, all such funds shall be applied by FINOVA to the Obligations in such order as FINOVA determines in its sole discretion. FINOVA shall instruct the depository at which any Dominion Account is located to sweep the Dominion Account daily to the extent it is legally permitted to do so.

   (f) MONTHLY ACCOUNTINGS. FINOVA shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by FINOVA), unless Borrower notifies FINOVA in writing to the contrary within thirty (30) days after each account is rendered, describing the nature of any alleged errors or admissions.

   (g) APPLICATION OF COLLATERAL AND PAYMENTS. Except as otherwise provided herein, FINOVA shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations in such order and manner as FINOVA shall determine in its Permitted Discretion. The amount of all payments or amounts received by FINOVA with respect to the Loan shall be applied to the extent applicable under this Agreement: (i) first, to accrued interest through the date of such payment, including any Default Interest; (ii) then, to any late fees, overdue risk assessments, Examination Fee and expenses, collection fees and expenses and any other fees and expenses due to FINOVA hereunder; and (iii) last, the remaining balance, if any, to the unpaid principal balance of the Loan; provided however, while an Event of Default exists under this Agreement, or under any other Loan Document, each payment hereunder shall be (x) held as cash collateral to secure Obligations relating to any other contingent obligations arising under the Loan Documents and/or (y) applied to amounts owed to FINOVA by Borrower as FINOVA in its Permitted Discretion may determine. In calculating interest and applying payments as set forth above: (a) interest shall be calculated and collected through the date a payment is actually applied by FINOVA under the terms of this Agreement; (b) interest on the outstanding balance shall be charged during any grace period permitted hereunder; or (c) at the end of each month, all accrued and unpaid interest and other charges provided for hereunder shall be added to the principal balance of the Loan. To the extent that Borrower makes a payment or FINOVA receives any payment or proceeds of the Collateral for Borrower's benefit that is subsequently invalidated, set aside or required to be repaid to any other Person, then, to such extent, the Obligations intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by FINOVA and FINOVA may adjust the Loan balances as FINOVA, in its Permitted Discretion.

   3. SECURITY. To secure the payment and performance of the Obligations when due, Borrower hereby grants to FINOVA a first priority security interest (subject only to Permitted Encumbrances) in all of Borrower's now owned or hereafter acquired or arising Inventory, Equipment, Receivables, and the proceeds thereof, trademarks, copyrights, licenses and patents, investment property, and general intangibles, including, without limitation, all of Borrower's deposit accounts, money, any and all property now or at any time hereafter in FINOVA's possession (including

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claims and credit balances), and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records and computer data related to any of the foregoing [and assigns, transfers and sets over to FINOVA all of its right, title and interest, powers, privileges and other benefits of all leases, rental agreements and related documents entered into by Borrower with respect to any Equipment leased by Borrower together with all income, proceeds and other benefits thereof] (all of the foregoing, together with all other property in which FINOVA may be granted a lien or security interest, is referred to herein, collectively, as the "COLLATERAL").

4. CONDITIONS OF CLOSING.

   (a) INITIAL ADVANCE. The obligation of FINOVA to make the initial advance hereunder [or to issue or arrange for the issuance of the initial Letter of Credit hereunder] is subject to the fulfillment, to the satisfaction of FINOVA and its counsel, of each of the following conditions on or prior to the date set forth herein or on the Loan Schedule:

       (1) All the loan and related documents listed on the Document Checklist provided by FINOVA to Borrower.

       (2) Borrower shall have complied with all additional closing conditions set forth in the Loan Schedule.

   (b) SUBSEQUENT ADVANCES. The obligation of FINOVA to make any advance (including the initial advance), shall be subject to the further preconditions that, on and as of the date of such advance: (a) the representations and warranties of Borrower set forth in this Agreement shall be accurate, before and after giving effect to such advance or issuance and to the application of any proceeds thereof; (b) no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred and is continuing, or would result from such advance or issuance or from the application of any proceeds thereof; (c) no material adverse change has occurred in the Borrower's business, operations, financial condition, in the condition of the Collateral or other assets of Borrower or in the prospect of repayment of the Obligations; and (d) FINOVA shall have received such other approvals, opinions or documents as FINOVA shall reasonably request.

5. BORROWER REPRESENTATIONS AND COVENANTS.

   (a) The Borrower is a corporation, limited liability company or partnership duly organized and in good standing under the laws of the state appearing at the beginning of this Agreement as the state of its organization; it is and shall be duly qualified and in good standing in every other state in which, if accounts are Collateral hereunder, it enters into contracts giving rise to accounts, and, if goods of any nature are Collateral hereunder, it maintains such goods; it keeps and shall keep its books of account and goods of any nature which are purported to be Collateral at its address appearing at the beginning of this Agreement; the execution, delivery and performance hereof are within the Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of the Borrower's charter or by-laws or of any undertaking by which it is bound; except for the security interest granted hereby, the Borrower is and shall be the owner of all property located on its premises (except as noted on a separate list signed and delivered to FINOVA on behalf of the Borrower concurrently herewith); it owns all property purported to be included in the Collateral free from any lien, security interest or encumbrance; it does have and shall have the absolute right to subject the same to a security in FINOVA; after the security interest of FINOVA shall have attached to any such property, the Borrower's properties of any type shall not be further subject to any security interest, lien or encumbrance of any other person, except pursuant to FINOVA's written consent, which shall not be unreasonably withheld to permit the Borrower to obtain further purchase money financing from others on terms which, in FINOVA's discretion, shall not adversely affect the interests of FINOVA; subject to any limitations stated therein or in connection therewith, all balance sheets, earnings statements and other financial data which have been or may hereafter be furnished to FINOVA, do or shall fairly present the financial condition of the person reported upon as of the dates and the results of his, her or its operations for the periods for which the same are furnished; and all other information heretofore furnished to FINOVA is, and all information hereafter furnished to FINOVA shall be accurate and correct in all material respects and not fail to disclose any fact necessary to make the information furnished not misleading.

   (b) The Borrower shall at all reasonable times give FINOVA access to all places where any part of the Collateral or records pertaining thereto may be maintained, and shall from time to time allow FINOVA by or through any of its officers, agents, attorneys or


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accountants, to make extracts from such records; and it shall at all times keep
FINOVA informed of the name and location of each of its bank accounts.

   (c) Any loan at any time received by the Borrower from FINOVA shall not be used directly or indirectly other than in the Borrower's business; it shall not, directly or indirectly, pay any dividend on its stock other than a dividend payable in shares of its own stock; it shall not, directly or indirectly, make any loan to, or pay any claim other than for current remuneration or current reimbursable expense payable to any person controlling, controlled by or under common control with the Borrower, and it shall, on demand, obtain and deliver to FINOVA subordinations in form and substance satisfactory to FINOVA of all claims of controlling and controlled persons consistent with the foregoing.

   (d) The Borrower shall keep all its properties, whether included in the Collateral or not, in good order and repair, and shall not waste or destroy them or any part thereof or use them or any part thereof in violation of any applicable law; it shall not dispose of any of its properties except in the ordinary course of business and it shall not dispose of any equipment included in the Collateral without the prior written consent of FINOVA; it shall pay promptly, when due, any justly owing account payable of the Borrower in which FINOVA holds a security interest, all rents or similar charges payable with respect to any premises where any part of the Collateral may at any time be located and all taxes payable by it, including withholding taxes; it shall procure and maintain theft, burglary and fire insurance containing so-called extended coverage insurance, covering all goods included in the Collateral, all of which insurance shall be in such reasonable amounts and written by insurers and with lender's loss payee, additional insured, and other endorsements satisfactory to FINOVA, and shall be, if adjustable, adjustable by FINOVA, and payable to and for the benefit of the Borrower and FINOVA as their interests may appear; and the Borrower shall, upon FINOVA's request, furnish FINOVA with evidence satisfactory to FINOVA of its payment of such rent or similar charges and taxes and with policies or certificates evidencing its compliance with such insurance requirements. If Borrower fails to comply with this Section, FINOVA may (but shall not be required to) procure such insurance and endorsements at Borrower's expense and charge the cost thereof to Borrower's loan account as an Obligation.

   (e) Upon its receipt or creation of any property of the type in which FINOVA has a security interest, the Borrower shall furnish FINOVA with information adequate to identify such property, which information shall be in such form as FINOVA may request, accompanying such information with specific pledges, assignments and designations in form and substance satisfactory to FINOVA and copies of relevant invoices and vouchers; and if accounts are included in the Collateral, promptly after the end of each month it shall furnish FINOVA with an aging of its receivables as of the last day of such month, showing for each of its account debtors, identified by name and address, the amount owed by such debtor with respect to invoices of the Borrower generated within the then past month, each of the prior three months and at any time prior to the fourth preceding month; and if so requested by FINOVA, it shall furnish FINOVA with statements for each account debtor for mailing to them, reflecting the indebtedness of such account debtor and the derivation by invoice of such indebtedness.

   (f) At the time the Borrower notifies FINOVA of the existence of any account, such account shall be good and valid, representing an undisputed bona fide indebtedness incurred by the debtor named therein for merchandise theretofore delivered pursuant to a contract of sale or lease or for services theretofore performed by the Borrower for said debtor pursuant to a contract therefor; no agreement under which any deduction or discount may be acquired shall have been made with such debtor except as indicated in the written schedule and invoice furnished to FINOVA concurrently with the Borrower's notifying FINOVA of the existence of the account; the net amount so derived of each account shall be paid in full at its maturity as expressed in the invoice evidencing such account and the schedule pertaining thereto; and such payment shall be delivered to FINOVA as provided in Subsection 5(h) below.

   (g) The Borrower shall immediately notify FINOVA, if accounts are included in the Collateral, of all cases involving the return, rejection, repossession, loss of or damage to merchandise covered by an account and of any dispute arising or credit or adjustment granted or discount or offset taken with respect to an account, and if goods are included in the Collateral, of any event causing loss or depreciation in the value of such goods and the amount of such loss or depreciation; and the Borrower shall forthwith pay FINOVA the invoice amount of the merchandise involved or the amount of the dispute, credit, adjustment, discount, offset, loss, damage or depreciation, as the case may be.

   (h) The Borrower shall do all things necessary and usual in the ordinary course of

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business, to sell in the ordinary course of business inventory included in the
Collateral to responsible purchasers and to collect on accounts included in the Collateral, and shall receive IN TRUST for FINOVA, without commingling with its other funds and assets, all cash, checks, notes, chattel paper and other proceeds received by it with respect to any of the Collateral, and shall deliver the same, other than merchandise returns, to FINOVA in the form received, promptly upon the receipt thereof.

   (i) If certificates of title are or shall be issued with respect to any equipment included in the Collateral, the Borrower shall, on demand, cause the interest of FINOVA to be properly noted thereon; if any equipment included in the Collateral is or shall be deemed a fixture under applicable law, the Borrower shall, on demand, furnish FINOVA with disclaimers signed by all persons having an interest in the affected real estate, insofar as the security interest of FINOVA is concerned; and FINOVA is authorized to destroy from time to time papers theretofore delivered to it in connection with invoices which have become paid.

   (j) The Borrower shall, at its own expense, do all acts and execute and deliver all writings FINOVA may at any time require to protect or enforce FINOVA's interests, rights and remedies created by, provided in or emanating from this Agreement.

   (k) Borrower shall take all action necessary to assure that there will be no material adverse change to Borrower's business by reason of the advent of the year 2000, including without limitation that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after April 1, 1999. At FINOVA's request, Borrower shall provide to FINOVA assurance reasonably acceptable to FINOVA that Borrower's computer-based systems, embedded microchips and other processing capabilities are year 2000 compatible.

6. INTENTIONALLY LEFT BLANK.

7. DEFAULTS AND REMEDIES.

   (a), The following constitute Events of Default:

       (1) The breach by the Borrower of any representation or covenant made by it, which, provided it shall not constitute any other Event of Default, shall remain uncured for more than 10 days after notice thereof to the Borrower; or

       (2) The failure of the Borrower to pay any Obligation to FINOVA calling for the payment of money pursuant to this or any other agreement, as and when the same should be paid, including failure to pay such Obligation on a date set by the Borrower for such payment and the lapse of five (5) days after such failure of payment in the case of amounts other than principal and interest on the Loans; the Borrower's becoming insolvent; its suspending its business; its petitioning for or a petition against it being filed for a receivership of its business or property or a bankruptcy or arrangement or any other legal proceeding or action relating to the relief of debtors or the readjustment of debts; its making an assignment for the benefit of creditors, seeking a composition of creditors or suffering a lien against or the attachment of any of its property; its disposing of any property included in the Collateral otherwise than in accordance with this Agreement; its committing or suffering, by any of its agents or employees, a fraudulent conversion of any part of the Collateral; or, insofar as property of the type included in the Collateral is involved, its breaching a representation or covenant contained in Section 5(f), (g) or (h) above.

       (3) Any material adverse change occurs in Borrower's business, assets, operations, prospects or condition, financial or otherwise, or the prospect of repayment of any portion of the Obligations or the value or priority of FINOVA's security interest in the Collateral is materially impaired;

       (4) Any default shall occur under any material agreement between Borrower and any third party including, without limitation, any default which would result in a right by such third party to accelerate the maturity of any indebtedness of Borrower to such third party.

       (5) Any representation or warranty made or deemed to be made by Borrower, any affiliate or any other Loan Party in any Loan Document or any other statement, document or report made or delivered to FINOVA in connection therewith shall prove to have been misleading in any material respect;

       (6) More than 40% of the voting stock of Borrower is acquired in one or more transactions by any Person or any Persons controlling, controlled by, under common control with, or acting in concert with, such Person.

       (7) Any of the persons serving as Chairman and Chief Executive Officer, President and General Counsel, and Vice President, Treasurer and Chief Financial Officer of the Borrower on the date hereof shall cease to serve in such capacity and a

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successor acceptable to FINOVA does not accept appointment to serve in such capacity within sixty (60) days.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, FINOVA RESERVES THE RIGHT TO CEASE MAKING ANY LOANS DURING ANY CURE PERIOD STATED ABOVE, AND THEREAFTER IF AN EVENT OF DEFAULT HAS OCCURRED.

   (b) REMEDIES. Upon the occurrence of an Event of Default, FINOVA may, at its option and in its sole discretion and in addition to all of its other rights under the Loan Documents, cease making Loans, terminate this Agreement and/or declare all of the Obligations to be immediately payable in full. Borrower agrees that FINOVA shall also have all of its rights and remedies under applicable law, including without limitation, the default rights and remedies of a secured party under the Arizona Uniform Commercial Code (which includes the right to notify account debtors of the Borrower to make payment directly to FINOVA), and upon the occurrence of an Event of Default Borrower hereby consents to the appointment of a receiver by FINOVA in any action initiated by FINOVA pursuant to this Agreement and to the jurisdiction and venue set forth in this Agreement, and Borrower waives notice and posting of a bond in connection therewith. Further, FINOVA may, at any time, take possession of the Collateral and keep it on Borrower's premises, at no cost to FINOVA, or remove any part of it to such other place(s), as FINOVA may desire, or Borrower shall, upon FINOVA's demand, at Borrower's sole cost, assemble the Collateral and make it available to FINOVA at a place reasonably convenient to FINOVA. FINOVA may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as FINOVA deems advisable, at FINOVA's discretion, and may, if FINOVA deems it reasonable postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Borrower agrees that FINOVA has no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. FINOVA is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production, advertising or selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to FINOVA's benefit. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at its address set forth in the heading to this Agreement at least five
(5) days before sale or other disposition. The proceeds of sale shall be applied, first, to all attorneys fees and other expenses of sale, and second, to the Obligations in such order as FINOVA shall elect, in its sole discretion. FINOVA shall return any excess to Borrower and Borrower shall remain liable for any deficiency to the fullest extent permitted by law.

   (c) STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and FINOVA agree that the following conduct by FINOVA with respect to any disposition of Collateral shall conclusively be deemed commercially reasonable (but other conduct by FINOVA, including, but not limited to, FINOVA's use in its sole discretion of other or different times, places and manners of noticing and conducting any disposition of Collateral shall not be deemed unreasonable): Any public or private disposition: (i) as to which on no later than the fifth calendar day prior thereto written notice thereof is mailed or personally delivered to Borrower and, with respect to any public disposition, on no later than the fifth calendar day prior thereto notice thereof describing in general nonspecific terms, the Collateral to be disposed of is published once in a newspaper of general circulation in the county where the sale is to be conducted (provided that no notice of any public or private disposition need be given to the Borrower or published if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market); (ii) which is conducted at any place designated by FINOVA, with or without the Collateral being present; and (iii) which commences at any time between 8:00 a.m. and 5:00 p.m. Without limiting the generality of the foregoing, Borrower expressly agrees that, with respect to any disposition of accounts, instruments and general intangibles, it shall be commercially reasonable for FINOVA to direct any prospective purchaser thereof to ascertain directly from Borrower any and all information concerning the same, including, but not limited to, the terms of payment, aging and delinquency, if any, the financial condition of any obligor or account debtor thereon or guarantor thereof, and any collateral therefor.

8. EXPENSES AND INDEMNITIES.

   (a) EXPENSES. Borrower covenants that, so long as any Obligation remains outstanding and this Agreement remains in effect, it shall promptly reimburse FINOVA for all costs, fees and expenses incurred by FINOVA in connection with the negotiation, preparation, execution, delivery, administration and enforcement of each of the Loan Documents, including, but not limited to, the attorneys' and

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

paralegals' fees of counsel.

   (b) ENVIRONMENTAL MATTERS. The Environmental Certificate dated on or about the date of this Agreement is incorporated herein for all purposes as if fully stated in this Agreement.

9. MISCELLANEOUS.

   (a) EXAMINATION OF RECORDS; FINANCIAL REPORTING. FINOVA shall at all reasonable times have full access to and the right to examine, audit, make abstracts and copies from and inspect Borrower's records, files, books of account and all other documents, instruments and agreements relating to the Collateral and the right to check, test and appraise the Collateral. Borrower shall furnish FINOVA, upon request and at the times specified by FINOVA, such information and statements as FINOVA shall request from time to time regarding Borrower's business affairs, financial condition and the results of its operations. Failure to provide any of the requested information and statements to FINOVA at the time specified by FINOVA shall be an Event of Default.

   (b) TERM; TERMINATION; TERMINATION FEE. The Initial Term of the Revolving Credit Loans facility and the obligation of FINOVA to make advances with respect thereto in accordance with this Agreement shall be as set forth on the Loan Schedule, and the Revolving Credit Loans facility and this Agreement shall be automatically renewed for one or more Renewal Term(s) as set forth in the Loan Schedule, unless earlier terminated as provided herein. Each party shall have the right to terminate this Agreement effective at the end of the Initial Term or at the end of any Renewal Term by giving the other party written notice not less than sixty (60) days prior to the effective date of such termination, by registered or certified mail. Upon the effective date of termination, the Obligations shall become immediately due and payable in full in cash. In addition to the procedure set forth above, Borrower may terminate this Agreement at any time but only upon sixty (60) days' prior written notice and prepayment of the Obligations. Upon any such early termination (or any voluntary prepayment of any Term Loan) by Borrower or any termination of this Agreement by FINOVA upon the occurrence of an Event of Default, then, and in any such event, Borrower shall pay to FINOVA upon the effective date of such termination a fee (the "TERMINATION FEE") in an amount equal to the amount shown on the Loan Schedule.

   (c) RECOURSE TO SECURITY; CERTAIN WAIVERS; NO WAIVER BY FINOVA. All Obligations shall be payable by Borrower as provided for herein and, in full, at the termination of this Agreement; recourse to security shall not be required at any time. Borrower waives presentment and protest of any instrument and notice thereof, notice of default and, to the extent permitted by applicable law, all other notices to which Borrower might otherwise be entitled. Neither FINOVA's failure to exercise any right, remedy or option under this Agreement, any supplement, the Loan Documents or other agreement between FINOVA and Borrower nor any delay by FINOVA in exercising the same shall operate as a waiver. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in writing by FINOVA as herein provided. No waiver by FINOVA shall be effective unless in writing and then only to the extent stated. No waiver by FINOVA shall affect its right to require strict performance of this Agreement. FINOVA's rights and remedies shall be cumulative and not exclusive.

   (d) BINDING ON SUCCESSOR AND ASSIGNS; SEVERABILITY. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind FINOVA's and Borrower's respective representatives, successors and assigns. If any provision of this Agreement shall be prohibited or invalid under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

   (e) AMENDMENTS; ASSIGNMENTS. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and FINOVA. Borrower may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, any of Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Borrower hereby consents to FINOVA's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, FINOVA's rights, title, interests, remedies, powers and duties hereunder or thereunder. In connection therewith, FINOVA may disclose all documents and information which FINOVA now or hereafter may have relating to Borrower or Borrower's business. To the extent that FINOVA assigns its rights and obligations hereunder to a third party, FINOVA shall thereafter be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third party.

   (f) INTEGRATION; SURVIVAL. This Agreement, together with the Loan Schedule (which is a part hereof) and the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby. All of the representations and warranties of Borrower contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties. No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, representations, warranties or liabilities of the parties hereto and all shall survive such termination.

   (g) EVIDENCE OF OBLIGATIONS. Each Obligation may, in FINOVA's discretion, be evidenced by notes or other instruments issued or made by Borrower to FINOVA. If not so evidenced, such Obligation shall be evidenced solely by entries upon FINOVA's books and records.

   (h) LOAN REQUESTS. Each oral or written request for a loan by any Person who purports to be any employee, officer or authorized agent of Borrower shall be made to FINOVA on or prior to 11:00 a.m., New York time, on the business day on which the proceeds thereof are requested to be paid to Borrower and shall be conclusively presumed to be made by a Person authorized by Borrower to do so and the crediting of a loan to Borrower's operating account shall conclusively establish Borrower's obligation to repay such loan. Unless and until Borrower otherwise directs FINOVA in writing, all loans shall be wired to Borrower's operating account set forth on the Loan Schedule.

   (i) NOTICES. Any written notice, consent or other communication provided for in this Agreement shall be delivered personally (effective upon delivery), via facsimile (effective upon confirmation of transmission), via overnight courier (effective the next business day after dispatch if instructed to deliver on next business day) or via U.S. Mail (effective 3 days after ailing, postage prepaid, first class) to each party at its address(es) and/or facsimile number(s) set forth below its signature, or to such other address as either party shall specify to the other in writing from time to time.

   (j) BROKERAGE FEES. Borrower represents and warrants to FINOVA that, with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold FINOVA harmless against any and all such claims.

   (k) COUNTERPARTS; FACSIMILE EXECUTION. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument, admissible into evidence.

   (l) APPLICATION OF INSURANCE PROCEEDS. The net proceeds of any casualty insurance insuring the Collateral, after deducting all costs and expenses (including attorneys' fees) of collection, shall be applied, at FINOVA's option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to FINOVA, or toward payment of the Obligations. Any proceeds applied to the payment of Obligations shall be applied in such manner as FINOVA may elect. In no event shall such application relieve Borrower from payment in full of all installments of principal and interest which thereafter become due in the order of maturity thereof.

   (m) POWER OF ATTORNEY. Borrower appoints FINOVA and its designees as Borrower's attorney, with the power to endorse Borrower's name on any checks, notes, acceptances, money orders or other forms of payment or security that come into FINOVA's possession; to sign Borrower's name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on assignments of Receivables, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to customers or account debtors; to send requests for verification of Receivables to customers or account debtors; after the occurrence of any Event of Default, to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by FINOVA and to open and dispose of all mail addressed to Borrower; and to do all other things FINOVA deems necessary or desirable to carry out the terms of this Agreement. Borrower hereby ratifies and approves all acts of such attorney. Neither FINOVA nor any of its designees shall be liable for any acts or omissions nor for any error of judgment or mistake of fact or law while acting as Borrower's attorney other than wilful misconduct or illegal acts and in any such event FINOVA shall not be responsible for consequential damages. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied and FINOVA's obligation to provide loans hereunder shall have terminated.

   (n) GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE STATE OF ARIZONA GOVERNING CONTRACTS TO BE PERFORMED

ENTIRELY WITHIN SUCH STATE. BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MARICOPA IN THE STATE OF ARIZONA OR, AT THE SOLE OPTION OF FINOVA, IN ANY OTHER COURT IN WHICH FINOVA SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. FINOVA and Borrower each hereby waives the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to this Agreement.

   (o) LIEN TERMINATION. In recognition of FINOVA's right to have all of its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding the payment in full of the Obligations, FINOVA shall not be required to execute or record any terminations or satisfactions of any of its liens on the Collateral unless and until Borrower and all Guarantors have executed and delivered to FINOVA general releases of all claims, in form and substance satisfactory to FINOVA in its sole discretion.


--------------------------------------------------------------------------------
Borrower:                                FINOVA:

HMI INDUSTRIES INC.                      FINOVA CAPITAL CORPORATION
Fed. Tax ID# 1202810
                                         By /s/ Melissa Schneck
                                           --------------------
By: /s/ R.M. Benedict, Jr.               Title       VP
   -----------------------                    -----------------
   R.M. BENEDICT, JR.
   EXECUTIVE VICE PRESIDENT              FINOVA'S ADDRESS FOR NOTICES;

                                         FINOVA CAPITAL CORPORATION
BORROWER'S ADDRESS FOR NOTICES:          355 SOUTH GRAND AVE
                                         LOS ANGELES, CA 90071
                                         ATTN: RONALD VANEK
HMI INDUSTRIES INC.                      FACSIMILE: (213) 625-2486
3631 Perkins Avenue
Cleveland, Ohio 44144                    WITH A COPY TO:

ATTN:                                    FINOVA CAPITAL CORPORATION
                                         1850 NORTH CENTRAL AVENUE
                                         PHOENIX, AZ 85002
FACSIMILE:                               ATTN: JOSEPH R. D'AMORE
                                         FACSIMILE: (602) 207-5036

                                         AND

                                         FINOVA CAPITAL CORPORATION
                                         111 WEST 40TH STREET
                                         NEW YORK, NEW YORK, NY 10018
                                         ATTN: MARK FACILLO
                                         FACSIMILE: (212) 403-0996

--------------------------------------------------------------------------------
                                      -10-

STATE OF New York)
                    )ss:
COUNTY OF New York)


         BEFORE ME, a Notary Public, in and for said county and state, personally appeared the above-named HMI INDUSTRIES INC., a Delaware corporation, by R.M. Benedict, Jr. its Executive Vice President, who acknowledged that he/she did sign the foregoing agreement and that the same is he/her free act and deed and the free act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal at NY, NY, this 7th day of May, 1999.

                                          /s/ Laurie A. Eamma
                                          -------------------
                                          Notary Public


        LAURIE A. EAMMA
Notary Public, State of New York
        No. 01EA5088810
  Qualified in New York County
Commission Expires Nov. 24, 1999

STATE OF NEW YORK  }
                   } ss:
COUNTY OF NEW YORK }
         ----------

         On the 9TH day of JUNE 1999, before me personally came MELISSA
SCHNECK to me known, who, being by me duly sworn, did depose and say that she resides at No. 111 WEST 40TH STREET, NEW YORK, NEW YORK that she is the VICE PRESIDENT of FINOVA Capital Corporation, the corporation described in and which executed the foregoing instrument.


(SEAL)                                        /s/ Gladys Maldonado
                                              --------------------
                                              Notary Public


My commission expires:

MARCH 17, 2001                                    GLADYS MALDONADO
--------------                             NOTARY PUBLIC, STATE OF NEW YORK
                                            NO. 01MA5074495 QUEENS COUNTY
                                             TERM EXPIRES MARCH 17 2001

                                 LOAN SCHEDULE

Borrower: HMI INDUSTRIES INC.
Address:  3631 Perkins Avenue
          Cleveland, Ohio 44144

Date: May 12, 1999

This Loan Schedule forms an integral part of the Loan and Security Agreement between the above Borrower and FINOVA Capital Corporation dated the above date, and all references herein and therein to "this Agreement" shall be deemed to refer to said Agreement, this Loan Schedule and the attached Definition Schedule.

================================================================================
TOTAL FACILITY:

       $3,500,000
       ----------

================================================================================
LOANS:

       REVOLVING CREDIT LOANS: A revolving line of credit consisting of loans against Borrower's Eligible Receivables ("RECEIVABLE LOANS") and against Borrower's Eligible Inventory ("INVENTORY LOANS"), (the Receivable Loans and the Inventory Loans shall be collectively referred to as the "REVOLVING CREDIT LOANS") in an aggregate outstanding principal amount not to exceed the LESSER of (a) or (b) below:

           (a), Three Million Five Hundred Thousand Dollars ($3,500,000) (the "REVOLVING CREDIT LIMIT"), LESS any Loan Reserves, or

           (b) the sum of

           (i) an amount equal to (A) 80% of the net amount of Eligible Receivables which are domestic Eligible Receivables and 60% of Eligible Receivables which are foreign Eligible Receivables, PLUS

           (ii) an amount not to exceed the lesser of (A) the lesser of (i) 40% of the value of Borrower's Eligible Inventory, calculated at cost or
           (ii) 80% of the value of Borrower's Eligible Inventory calculated at auction sale value, determined on a first-in, first-out basis, or (B) $1,750,000; LESS

           (iii) any Loan Reserves.

================================================================================
INTEREST AND FEES:

       REVOLVING INTEREST RATE. Borrower shall pay FINOVA interest on the daily outstanding balance of Borrower's Revolving Credit Loans at a per annum rate of 2% in excess of the rate of interest announced publicly by Citibank, N.A., (or any successor thereto), from time to time as its "prime rate" (the " PRIME RATE") which may not be such institution's lowest rate. The interest rate chargeable hereunder in respect of the Revolving Credit Loans (herein, the "REVOLVING INTEREST RATE") shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Prime Rate. Each change in the Prime Rate shall be effective hereunder on the first day following the announcement of such change. Interest charges and all other fees and charges herein shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to FINOVA in arrears on the first day of each month.

       DEFAULT INTEREST RATE. Upon the occurrence and during the continuation of an Event of Default, Borrower shall pay FINOVA interest on the daily outstanding balance of the Obligations and any L/C Fee at a rate per annum which is four percent (4%) in excess of the rate which would otherwise be applicable thereto pursuant to this Loan Schedule.

       COLLATERAL MONITORING FEE. At the closing of this transaction and on the first day of each calendar month thereafter, Borrower shall pay FINOVA a collateral monitoring fee of $500 ("COLLATERAL MONITORING FEE") provided however, that Borrower agrees and acknowledges that each Loan Year a full year's fee shall be deemed earned at the beginning of the respective Loan Year, with the Borrower entitled to a refund of that portion of the Collateral Monitoring Fee attributable to any period after the Revolving Loans Facility has been terminated.

       FACILITY FEE. Borrower shall pay to FINOVA a facility fee equal to 1/2 of 1% per annum of the amount of the Total Facility ("FACILITY FEE"). The Facility Fee shall be deemed fully earned at the time when due and is otherwise due and payable annually, commencing with the date of closing of this transaction and continuing on each subsequent anniversary thereof.

       EXAMINATION FEE. Borrower agrees to pay to FINOVA an examination fee in the amount of $650 per person per day in connection with each audit or examination of Borrower performed by FINOVA prior to or after the date hereof, plus all costs and expenses incurred in connection therewith (the "EXAMINATION FEE"). Without limiting the generality of the foregoing, Borrower shall pay to FINOVA an initial Examination Fee in an amount equal to $650 per person per day, plus all costs and expenses incurred in connection therewith. Such initial Examination Fee shall be deemed fully earned at the time of payment and due and payable upon the closing of this transaction, and shall be deducted from any good faith deposit paid by Borrower to FINOVA prior to the date of this Agreement.

================================================================================
CLOSING CONDITIONS:

(l) FEES. Borrower shall have paid all fees payable by it on the Closing Date pursuant to this Agreement.

(2) NO MATERIAL ADVERSE CHANGES. Prior to the Closing Date, there shall have occurred no material adverse change in the financial condition of Borrower, or in the condition of the assets of Borrower, from that shown on the draft financial statements for Borrower dated _____________. At the closing, Borrower shall deliver to FINOVA an officer's certification confirming that Borrower is unaware of the existence of any such material adverse change in Borrower's financial condition.

(3) MATERIAL AGREEMENTS. FINOVA shall have received, reviewed and approved all material agreements to which Borrower shall be a party.

(4) FINOVA shall have received a satisfactory inventory appraisal.

(5) FINOVA shall have received a satisfactory search of the Trademark Office records relating to all trade names used by Borrower.

(6), FINOVA shall have received in form and substance satisfactory to it a Trademark Security Agreement.

(7), FINOVA shall have received Guarantees from HMI Incorporated, an Ontario, Canada corporation, HealthMor International, Inc., a US Virgin Islands corporation, HMI Acceptance Corporation, an Ontario, Canada corporation, Health-Mor Acceptance PTY Ltd., an Australian corporation and Health-Mor Acceptance Corporation, a Delaware corporation, together with such documents and showings as FINOVA may require regarding the existence and good standing of each and the due authorization, execution, delivery and enforceability of each Guaranty.

(8) OTHER MATTERS. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed and recorded and shall be in form and substance satisfactory to FINOVA and its counsel.

================================================================================
BORROWER INFORMATION:

       Borrower's State of Incorporation: DELAWARE

       Borrower's copyrights, patents trademarks, and licenses: [BORROWER TO SUPPLY ON SEPARATE EXHIBIT].

       Fictitious Names/Prior Corporate Names:

                                 Prior Corporate Names:       HEALTH-MOR, INC.

                                 Fictitious Names:            NONE


       Borrower Locations

                                       3631 Perkins Avenue

                                       Cleveland, OH 44144

                                 ---------------------------------------

       Borrower's Federal Tax Identification Number:________________

       Permitted Encumbrances: [TO BE PROVIDED ON SEPARATE EXHIBIT]


================================================================================
FINANCIAL COVENANTS:


Borrower shall comply with all of the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

      Net Worth.      Borrower shall maintain tangible Net Worth of not less
                      than, for the period from the closing of this transaction through September 29, 1999, $2,000,000; for the period from September 30, 1999 through September 29, 2000,
                      $2,500,000; for the period from September 30, 2000 through September 29, 2001, $3,500,000; and $ 3,500,000 thereafter.


================================================================================
NEGATIVE COVENANTS:

EMPLOYEE ADVANCES: Borrower shall not make any loans or advances to Employees except in the ordinary course of business and consistent with past practices of Borrower in an aggregate amount not exceeding at any time $5,000.

EXISTING GUARANTIES: [Borrower to describe on separate Exhibit.]

CAPITAL EXPENDITURES: Borrower shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower in any fiscal year (beginning with the fiscal year ending September 30, 1999) would exceed $350,000.

COMPENSATION: Borrower shall not pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during any fiscal year to all of Borrower's executives, officers and directors (or any relative thereof) in an amount in excess of 115% of such total compensation paid in the immediately preceding fiscal year.

INDEBTEDNESS: Borrower shall not create, incur, assume or permit to exist any Indebtedness for Borrowed Money in excess of $350,000 other than (i) the Obligations, (ii) other Indebtedness existing on the date of this Agreement and
reflected in EXHIBIT   attached hereto (other than Indebtedness paid on the date
of this Agreement from proceeds of the initial advances hereunder).

================================================================================
REPORTING REQUIREMENTS:

Borrower shall provide FINOVA with:

       1. Monthly agings aged by invoice date and reconciliations of Receivables within 10 days after the end of each month.

       2. Monthly accounts payable agings aged by invoice date, outstanding or held check registers and inventory certificates within 10 days after the end of each month.

       3. Monthly perpetual inventory reports for the Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are reasonably requested by FINOVA, all within 10 days after the end of each month.

       4. Monthly unaudited financial statements within 30 days after the end of each month.

       5. Quarterly compilation financial statement within 45 days after the end of each fiscal quarter.

       6. Audited consolidated and consolidating fiscal financial statements within 120 days after the end of each fiscal year, and with an opinion issued by a Certified Public Accountant which is acceptable to FINOVA.

       7. Annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower within 30 days prior to the end of each fiscal year of Borrower.

       8. As soon as available copies of all financial statements and reports that the Borrower is required to file with the Security and Exchange Commission or any successor or analogous entity.

================================================================================
TERM:

       The initial term of this Agreement shall be three (3) years from the date hereof (the "INITIAL TERM") and shall be automatically renewed for successive periods of one (l) year each (each, a "RENEWAL TERM"), unless earlier terminated as provided elsewhere in this Agreement.

================================================================================
TERMINATION FEE:

       (A) REVOLVING CREDIT LOANS FACILITY. The Termination Fee applicable to the Revolving Credit Loans facility shall be an amount equal to the following percentage of the Revolving Credit Limit:

           (i) three percent (3%), if such early termination occurs on or prior to the first anniversary of the date of this Agreement;

           (ii) two percent (2%), if such early termination occurs after the first anniversary of the date of this Agreement but prior to the second anniversary date of this Agreement; and

           (iii) one percent (1%), if such early termination occurs after the second anniversary date of this Agreement.


================================================================================
DISBURSEMENT:

           Unless and until Borrower otherwise directs FINOVA in writing, all loans shall be wired to Borrower's following operating account:
           Firstar Bank, 425 Walnut Street, Cincinnati, OH 45202, ABA# 042000013, Account #8055204.

           Payee: HMI Industries Inc.

================================================================================

Borrower: HMI INDUSTRIES INC.                      FINOVA:
                                                   FINOVA CAPITAL
                                                   CORPORATION

By /s/ R.M. Benedict, Jr.
   ----------------------                      By /s/ Melissa Schneck
   R.M. BENEDICT, JR.                            --------------------
   EXECUTIVE VICE PRESIDENT                    Title       VP
                                                    -----------------

STATE OF New York )
                  )ss:
COUNTY OF New York)



         BEFORE ME, a Notary Public, in and for said county and state, personally appeared the above-named HMI Industries Inc, a Delaware corporation, by R.M. Benedict, Jr. its Executive Vice President, who acknowledged that he/she did sign the foregoing agreement and that the same is he/her free act and deed and the free act and deed of said corporation.


         IN WITNESS WHEREOF, I have hereunto set my hand and official seal at NY, NY, this 7th day of May, 1999.

                                              /s/ Laurie A. Eamma
                                              -------------------
                                              Notary Public

         LAURIE A. EAMMA
 Notary Public, State of New York
         No. 01EA5088810
   Qualified in New York County
 Commission Expires Nov. 24, 1999

STATE OF NEW YORK       }
                        } ss:
COUNTY OF NEW YORK      }


         On the 9TH day of JUNE , 1999, before me personally came MELISSA SCHNECK to me known, who, being by me duly sworn, did depose and say that she resides at No. 111 WEST 40TH STREET , NEW YORK , NEW YORK that she is the VICE PRESIDENT of FINOVA Capital Corporation, the corporation described in and which executed the foregoing instrument.



(SEAL)                                           /s/ Gladys Maldonado
                                                 --------------------
                                                 Notary Public
My commission expires:
                                                GLADYS MALDONADO
MARCH 17, 2001                         Notary Public, State of New York
--------------                           No. 01MA5074495 Queens County
                                           Term Expires March 17 2001

                              DEFINITION SCHEDULE

This Definition Schedule forms an integral part of the Loan and Security Agreement between the above Borrower and FINOVA Capital Corporation dated the above date, and all references herein and therein to "this Agreement" shall be deemed to refer to said Agreement, this Definition Schedule, and the Loan Schedule.

         "CAPITAL EXPENDITURES" means all expenditures made and liabilities incurred in accordance with GAAP for the acquisition of any fixed asset or improvement, replacement, substitution or addition thereto which has a useful life of more than one year and including, without limitation, those arising in connection with Capital Leases.

         "CAPITAL LEASE" means any lease of property by Borrower that, in accordance with GAAP, should be capitalized for financial reporting purposes and reflected as a liability on the balance sheet of Borrower.

         "CLOSING DATE" means the date of the initial advance made by FINOVA pursuant to this Agreement.

         "ELIGIBLE INVENTORY" means Inventory which FINOVA, in its Permitted Discretion, deems Eligible Inventory, based on such considerations as FINOVA may from time to time deem appropriate. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in FINOVA's Permitted Discretion, such Inventory (i) consists of raw materials and finished goods, in good, new and salable condition which are not obsolete, unmerchantable, slow moving, returned, damaged and/or defective, (ii) are not comprised of work in process, packaging materials or supplies; (iii) meets all standards imposed by any governmental agency or authority; (iv) conforms in all respects to the warranties and representations set forth herein; (v) is at all times subject to FINOVA's duly perfected, first priority security interest; and
(vi) is situated at a location in compliance with this Agreement.

         "ELIGIBLE RECEIVABLES" means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which FINOVA, in its Permitted Discretion, shall deem eligible based on such considerations as FINOVA may from time to time deem appropriate. Without limiting the foregoing, a Receivable shall not be deemed to be an Eligible Receivable if (i) the account debtor has failed to pay the Receivable within a period of ninety (90) days after invoice date, to the extent of any amount remaining unpaid after such period; (ii) the account debtor has failed to pay more than 25% of all outstanding Receivables owed by it to Borrower within ninety (90), days after invoice date; (iii) the account debtor is an Affiliate of Borrower; (iv) the goods relating thereto are placed on consignment, guaranteed sale, "bill and hold," or other terms pursuant to which payment by the account debtor may be conditional, provided, however, that Receivables otherwise Eligible which are invoiced with COD terms may be considered Eligible Receivables for thirty (30) days after the date of the relevant invoice; (y) the account debtor is not approved by FINOVA or the account debtor is not located in the United States or Canada unless in each case the Receivable is supported by a letter of credit or other form of guaranty or security, in each case in form and substance satisfactory to FINOVA or the relevant invoice is payable COD; (vi), the account debtor is the United States or any department, agency or instrumentality thereof or any State, city or municipality of the United States, except as otherwise agreed to in writing by FINOVA; (vii) Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (viii) the account debtor's total obligations to Borrower exceed 15% of all Eligible Receivables, to the extent of such excess;
(ix) the account debtor disputes liability or makes any claim with respect thereto (up to the amount of such liability or claim), or is subject to any insolvency or bankruptcy proceeding, or becomes insolvent, fails or goes out of a material portion of its business; (x) the amount thereof consists of late charges or finance charges; (xi) the amount thereof consists of a credit balance more than ninety (90) days past due; (xii) the face amount thereof exceeds $10,000, unless accompanied by the invoice and evidence of shipment of the goods relating thereto in each case satisfactory to FINOVA in its Permitted Discretion; (xiii) the invoice constitutes a progress billing on a project not yet completed, except that the final billing at such time as the matter has been completed and delivered to the customer may be deemed an Eligible Receivable;
(xiv) the amount thereof is not yet represented by an invoice or bill issued in the name of the applicable account debtor; (xv) the amount thereof is denominated in or payable with any currency other than U.S. Dollars; or (xvi) such Receivable is not at all times subject to FINOVA's duly perfected first priority security interest.

         "EQUIPMENT" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for the financial covenants set forth in this Agreement, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to FINOVA prior to the date hereof.

         "GUARANTOR" means each of the entities from which Guaranties are required pursuant to the Schedule.

         "INDEBTEDNESS" means all of Borrower's present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred, acquired, owing or arising, whether under written or oral agreement, operation of law or otherwise, and includes, without limiting the foregoing (i) the Obligations, (ii) obligations and liabilities of any Person secured by a lien, claim, encumbrance or security interest upon property owned by Borrower, even though Borrower has not assumed or become liable therefor, (iii) obligations and liabilities created or arising under any lease (including Capital Leases), or conditional sales contract or other title retention agreement with respect to property used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (iv) all unfunded pension fund obligations and liabilities and (v) deferred tax liabilities.

         "INDEBTEDNESS FOR BORROWED MONEY" means without duplication, all
Indebtedness: (i) in respect of borrowed money (including, without limitation, pursuant to the Loan Documents or any Capital Leases), (ii) evidenced by a note, debenture, or other like written obligation to pay money (including, without limitation, all interest on the Obligations), (iii) for the deferred purchase price of property (other than trade payables arising in the ordinary course of business), or (iv) in respect of obligations under conditional sales or other title retention agreements, and all guaranties of any or all of the foregoing.

         "INVENTORY" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all documents of title or other documents representing them.

         "LIEN" means any mortgage pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or title retention agreement.

         "LOAN DOCUMENTS" means, collectively, this Agreement, any note or notes executed by Borrower and payable to FINOVA, and any other present or future agreement entered into in connection with this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

         "LOAN PARTY" means Borrower, each Guarantor and each other party (other than FINOVA), to any Loan Document.

         "LOAN RESERVES" has the meaning assigned in Section 2(a) of the Agreement.

         "LOAN YEAR" means each twelve month period commencing on the Closing Date.

         "NET WORTH" at any date means the Borrower's net worth as determined in accordance with GAAP.

         "OBLIGATIONS" means all present and future loans, advances, debts, liabilities, obligations, covenants, duties and indebtedness at any time owing by Borrower to FINOVA, whether evidenced by this Agreement, any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by FINOVA in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, Examination Fees, Collateral Monitoring Fees, Facility Fees, Termination Fees, and any other sums chargeable to Borrower hereunder or under any other agreement with FINOVA.

         "PERMITTED DISCRETION" means FINOVA's judgment exercised in good faith based upon its consideration of any factor which FINOVA believes in good faith:
(i) will or could adversely affect the value of any Collateral, the enforceability or priority of FINOVA's liens thereon or the amount which FINOVA would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to FINOVA by any Person on behalf of the Borrower is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving the Borrower, any Loan Party or any of the Collateral, or (iv) creates or reasonably could be expected to create an Event of Default. In exercising such judgment, FINOVA may consider such factors already included in or tested by the definition of Eligible Receivables or Eligible Inventory, as well as any of the following: (i) the financial and business climate of the Borrower's industry and general macroeconomic conditions, (ii) changes in collection history and dilution with respect to the Receivables, (iii) changes in demand for, and pricing of, Inventory, (iv) changes in any concentration of risk with respect to Receivables and/or Inventory, and (v) any other factors that change the credit risk of lending to the Borrower on the security of the Receivables and Inventory. The burden of establishing lack of good faith hereunder shall be on the Borrower.

         "PERMITTED ENCUMBRANCE" means each of the liens, mortgages and other security interests set forth on the Loan Schedule.

         "PERMITTED LIENS" means any of the following Liens: (i) Liens in the Collateral granted to FINOVA; (ii) Liens for taxes or assessments and similar charges, which either are (a) not delinquent or (b) being contested diligently and in good faith by appropriate proceedings, and as to which Borrower has set aside reserves on its books in accordance with GAAP; (iii) statutory Liens, such as mechanic's, materialman's, warehouseman's, carrier's or other like Liens, incurred in good faith in the ordinary course of business, provided that the underlying obligations relating to such Liens are paid in the ordinary course of business, or are being contested diligently and in good faith by appropriate proceedings and as to which Borrower has set aside reserves on its books in accordance with GAAP, or the payment of which obligations are otherwise secured in a manner satisfactory to FINOVA; (iv) zoning ordinances, easements, licenses, reservations, provisions, covenants, conditions, waivers or restrictions on the use of Property and other title exceptions, in each case, that are acceptable to FINOVA; (v) Liens to secure payment of insurance premiums (a) to be paid in accordance with applicable laws in the ordinary course of business relating to payment of worker's compensation, or (b) that are required for the participation in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs; and (vi) Permitted Encumbrances.

         "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, government, or any agency or political division thereof, or any other entity.

         "RECEIVABLES" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), proceeds of any letters of credit naming Borrower as beneficiary, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, whether secured or unsecured, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

         OTHER TERMS. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

                               TABLE OF CONTENTS

1.  DEFINITIONS ..................................2
    -----------

2.  LOANS; INTEREST RATE AND OTHER CHARGES .......2
    --------------------------------------

3.  SECURITY .....................................4
    --------

4.  CONDITIONS OF CLOSING ........................4
    ---------------------

5.  BORROWER REPRESENTATIONS AND COVENANTS .......5
    --------------------------------------

6.  INTENTIONALLY LEFT BLANK. ....................8
    -------------------------

8.  EXPENSES AND INDEMNITIES ....................10
    ------------------------

9.  MISCELLANEOUS. . ............................10
    ----------------

LOAN SCHEDULE ....................................1

DEFINITION SCHEDULE .............................10

                                   SCHEDULE A
                                   ----------


                          HMI INDUSTRIES, INC. PATENTS
                          ----------------------------

U.S. Patent No.       Date Issued             Related Foreign Patents or Patent
---------------       -----------             ---------------------------------
                                              Applications
                                              ------------
4,199,839             April 29, 1980          Canada, Australia, Belgium, Spain,
                                              France, Great Britain, Japan
4,225,999             October 7, 1980         Canada, Belgium, France, Great
                                              Britain, Australia, Spain, Japan
Des. 345,413          March 22, 1994          Canada
5,658,362             August 19, 1997         None
5,593,479             January 14, 1997        None
5,651,811             July 29, 1997           None
5,641,343             June 24, 1997           None
5,248,323             September 28, 1993      None
5,515,573             May 14, 1996            None
5,522,908             June 4, 1996            None
5,603,741             February 18, 1997       None


                    HMI INDUSTRIES, INC. PATENT APPLICATIONS
                    ----------------------------------------

U.S. Patent Application No.      Status                        Date Applied
---------------------------      ------                        ------------
879/883                          Allowed/Not yet issued        June 20, 1997
670,548                          Abandoned                     June 27, 1996
387,475                          Abandoned                     February 13, 1995
820,151                          Abandoned                     March 19, 1997
000,536                          Abandoned                     October 16, 1992
239,583                          Abandoned                     May 9, 1994
09/032,589                       Pending/Not yet issued        February 27, 1998

                                   SCHEDULE B
                                   ----------


                  HMI INDUSTRIES, INC. COPYRIGHT REGISTRATIONS
                  --------------------------------------------

Registration No.                                           Date
----------------                                           ----
N/A                                                        N/A



                  HMI INDUSTRIES, INC. COPYRIGHT APPLICATIONS
                  -------------------------------------------

Copyright Description       Copyright Application No.      Date Applied
---------------------       -------------------------      ------------
N/A                         N/A                            N/A

                                   SCHEDULE C
                                   ----------


                  HMI INDUSTRIES, INC. TRADEMARK REGISTRATIONS
                  --------------------------------------------


Mark                                      Registration No.                 Date
----                                      ----------------                 ----
5-in-1                                    2,024,542                        December 17, 1996
Captiva                                   2,034,466                        January 28, 1997
Captiva                                   1,980,046                        June 11, 1996
Comfort Lounger                           1,944,528                        December 26, 1995
Defender                                  2,050,553                        April 8, 1997
Easy-Way                                  2,070,754                        June 16, 1997
Elektrapure                               2,010,472                        October 22, 1996
Empress                                   1,973,733                        May 14, 1996
Enviropure                                1,810,559                        December 14, 1993
Filter Queen                              378,297                          June 4, 1940
Filter Queen & Crown Design               663,742                          July 1, 1958
Filter Queen & Crown Design               666,268                          August 26, 1958
Filter Queen & Crown Design               663,256                          June 17, 1958
Filter Queen Pow-R Clean-Up &             1,111,650                        January 23, 1979
Team Design
Groomex                                   1,754,460                        February 23, 1993
Health-Mor                                1,753,732                        February 23, 1993
Home Impressions                          1,949,110                        January 16, 1996
Majestic                                  1,866,813                        December 13, 1994
Medi-Filter                               2,062,855                        May 20, 1997
Mini Pow-R-Nozzle                         1,838,584                        June 7, 1994
Miscellaneous Design "Bird Logo"          2,033,003                        January 21, 1997
Miscellaneous Design "Cone Dude"          1,815,375                        January 4, 1994
Optima                                    1,959,113                        February 27, 1996
Optima                                    1,954,029                        February 6, 1996
Optima Plus                               2,000,968                        September 17, 1996
Princess                                  1,941,266                        December 12, 1995
Seal-Guard                                1,287,898                        July 31, 1984
Triangle in a Circle                      1,593,851                        May 1, 1990
Triple Crown                              1,996,371                        August 27, 1996
Vacuum Cleaner Design                     1,976,252                        May 28, 1996
Vacu-Queen                                1,452,976                        August 18, 1987
Vista                                     1,790,181                        August 31, 1993


                  HMI INDUSTRIES, INC. TRADEMARK APPLICATIONS
                  -------------------------------------------

Mark                                      Trademark Application No.        Date Applied
----                                      -------------------------        ------------
MediPure                                  75/446032                        March 9, 1998

